UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2013

CLEVELAND BIOLABS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-32954	20-0077155
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

73 High Street
Buffalo, New York 14203
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (716) 849-6810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 14, 2013, Cleveland BioLabs, Inc. (the “Company”) entered into a Master Services Agreement (the “Master Services Agreement”) with Buffalo BioLabs, LLC (“Buffalo BioLabs”) pursuant to which Buffalo BioLabs agreed to perform laboratory and preclinical and consulting services for the Company. Buffalo BioLabs is owned by Andrei Gudkov, the Company’s Chief Scientific Officer and a member of the Company’s Board of Directors. The Company entered into the Master Services Agreement in connection with the employee reduction plan described in Item 8.01 below.

Under the terms of the Master Services Agreement, the Company and Buffalo BioLabs from time to time will enter into research plans and various statements of work. The Company will own the results and deliverables provided by Buffalo BioLabs under the Master Services Agreement, including any intellectual property developed in the performance of services. The statements of work will set out the terms of any given projects that Buffalo BioLabs will perform for the Company, including the fees the Company will pay Buffalo BioLabs for such services. Buffalo BioLabs has agreed that if during the five years following the date of the Master Services Agreement it offers pre-clinical research, clinical research and/or sample analysis services, the Company will be entitled to receive such services on a preferred customer basis, which will include a 10% discount to its then standard rates.

The Company will be permitted to perform periodic financial and quality audits of Buffalo BioLabs as well as audits of Buffalo BioLabs’ facilities to ensure that Buffalo BioLabs’ services are being performed in compliance with the terms of the Master Services Agreement. The Master Services Agreement also provides for standard indemnification by both the Company and Buffalo BioLabs and contains customary and arms-length representations, warranties and certain covenants of the Company and Buffalo BioLabs, including prohibitions on the solicitation of the other party’s employees.

The Master Services Agreement extends until completion or termination of the last statement of work under the agreement.  The Company may terminate the agreement upon 30 days’ notice if no statements of work are operational at such time or upon 90 days’ notice if a statement of work is then operational. Either party may terminate the agreement following a material breach if such breach is not cured within 30 days’ notice in the case of breaches not relating to the payment of fees, or within 10 days’ notice in the case of breaches relating to the payment of fees.

On October 14, 2013, the Company and Buffalo Labs entered into three initial statements of work under the Master Services Agreement. The fees under the initial statements of work are expected to be approximately $800,000.

The Company currently anticipates that each of its subsidiaries will enter into agreements with Buffalo BioLabs similar to the Master Services Agreement at such time as its subsidiaries require laboratory and preclinical and consulting services.

The foregoing description is qualified in its entirety by reference to the Master Services Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 8.01	Other Events.

On September 30, 2013, the Company completed a laboratory and preclinical employee reduction plan pursuant to which 15 laboratory and preclinical positions at the Company were transitioned to Buffalo BioLabs on a full time basis.  An additional 11 positions were partially transitioned to Buffalo BioLabs on September 30, 2013 and will be fully transitioned by the end of 2013. In connection with the employee reduction plan, the Company facilitated the hiring of all affected employees by Buffalo BioLabs. Employees whose positions were eliminated as part of the plan were notified beginning on September 19, 2013. Affected employees are being offered separation benefits, including severance payments.

The employee reduction plan is being implemented to focus operations on clinical development and reduce overhead costs by eliminating the Company’s in-house laboratory and preclinical function and accessing such functions/services on a more targeted and as-needed basis.  The Company anticipates that Buffalo BioLabs will perform these services for the Company on a more cost-effective and targeted basis in the future under the Master Services Agreement described in Item 1.01 above.

On October 18, 2013, the Company issued a press release describing the employee reduction plan. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit Number	Description
10.1	Master Services Agreement, dated October 14, 2014, between Buffalo BioLabs, LLC and Cleveland BioLabs, Inc.
99.1	Press Release titled “Cleveland BioLabs Optimizes Operational Focus on Clinical Development” dated October 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2013	CLEVELAND BIOLABS, INC.

	By:	/s/ Yakov Kogan
Yakov Kogan Chief Executive Officer